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EXHIBIT 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of United Online, Inc. of our report dated January 17, 2001 relating to the consolidated financial statements of Juno Online Services, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 20, 2001

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EXHIBIT 23.3
CONSENT OF INDEPENDENT ACCOUNTANTS